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                                                                   EXHIBIT 10.26

Landlord: Dongguan Weng Li Zheng Tien Tao Guin Li Chu (hereafter named "Party
          A")
Address:  Weng Li Zheng Tien Tao Chu
Tenant:   Mastercraft Engineering Company Limited (hereafter named "Party B")


After discussion, both parties agree:

A. Party A lets an area, which is located in "Tien Tao Industrial Estate", to Party B for new factory plant, dormitory. Total area is _____ M/2/.
B. The factory plant and dormitory have to be built before Sep. 30, 1998 and let to B. Party B rents the buildings for decoration for 45 days without paying rent.
C.   Letting period:  From Dec. 1, 1998 to Nov. 30, 2001.
D.   Rental fee
     1. The Total area of the dormitory and factory plant is 7,006M/2/. The monthly rent is HK$ 730M/2/. Thus, the total monthly rent is HK$ 51,538, which starts to pay from Dec. 98.
     2. The area of the warehouse is 408M/2/. The monthly rent is HK$ 8/M/2/. Thus, the total monthly rent is $3,264, which starts to pay from Dec. 98.
     3. The total rental fee is HK$ 54,802, in which part of this has to be paid at the beginning of the month, while the remaining will be paid by the end of the month.
E. Three years as one letting period, By the end of the letting period, Party A will increase the rent by _____%
F. Party A has to provide 200KVA Transformer. Party A charges Party B $____/KVA for the transformer, total $____/annum.
G. Party B has to buy insurance for the dormitory and factory plant at the rate of $400/M/2/. If Party B did not buy insurance and cause the loss of Party A, party B has to compensate Party A.
H. If any party breaches the contract, this party has to pay 6-month rental fee to the other party as compensation.
I. After signing by both parties, Party B has to pre-pay HK$ 100,000.00 as mortgage.
J.   This agreement has two original copies, both parties get one of them.

Landlord:  /s/ (illegible)                              Tenant:  /s/ (illegible)
               seal                                                    seal

dated:    April 25, 1998